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                                                                 EXHIBIT 10.16


                               CONSULTING CONTRACT


        Agreement made as of May 22, 1998, between CORGENIX MEDICAL CORPORATION, a Nevada corporation ("Corgenix" or the "Company") and W. GEORGE FLEMING, PH.D. ("DR. FLEMING"), and BOND BIO-TECH, LTD. ("BBT").

                                    RECITALS

A. DR. FLEMING currently serves as Vice President, International Operations of REAADS Medical Products, Inc. ("REAADS"), a wholly owned subsidiary of the Company.

B. DR. FLEMING possesses intimate and valuable knowledge of the business and affairs of REAADS and its policies, procedures, methods and personnel.

C. The Company desires to assure DR. FLEMING's continued services not only to REAADS but also to the Company and the Company's other affiliates (as defined in paragraph 1(a) below).

D. DR. FLEMING is willing to commit himself to serve the Company and its affiliates on the terms provided herein.


                              TERMS AND CONDITIONS

        In consideration of the preceding premises and of the respective covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

        1. CONTRACT. The Company agrees to contract the services of DR. FLEMING through BBT, and DR. FLEMING agrees to be contracted by the Company, for the period beginning as of the date of this Consulting Contract (the "Contract"), and ending upon termination pursuant to paragraph 1(c) hereof (the "Contracted Period").

               (a) SERVICES. During the Contracted Period, DR. FLEMING will serve as Vice President, International Operations of the Company and will have general supervision over, and responsibility for the Company's international distribution, and shall perform such duties relative thereto and discharge such other responsibilities as the Company or the Board of Directors shall assign to him, from time to time. DR. FLEMING shall report directly to, be accountable to, and be subject to the authority of, the Board. DR. FLEMING will devote his best efforts and attention (except for vacation periods and reasonable periods of illness or other incapacity) to the business of the Company and its affiliates. The Board of Directors of the Company reserves to itself the right from time to time to designate the officers of the Company and to assign the duties and responsibilities of the employees and officers of the Company, including without limitation, the office, if any, held by DR. FLEMING. In this regard, the Board of Directors may from time to time assign additional duties to DR. FLEMING, and may from

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time to time assign to other employees or officers of the Company duties to be discharged by DR. FLEMING. For purposes of this Contract, the term "affiliates" means any corporation, partnership, joint venture, trust or unincorporated association controlled by or under common control with the Company.

               (b) COMPENSATION. During the Contracted Period, the Company will pay BBT an annual fee of USD $60,000 (subject to periodic review). In addition, BBT will be paid commissions on sales of Company products to international customers under terms of a separate sales commission program (the "Commission Program"). In addition to the fee and commissions payable to BBT pursuant to this paragraph, BBT will be entitled to the following compensation during the Contracted Period, unless otherwise altered by the Board:

                   (i) vacation, holiday, and sick and personal leave at the discretion of the Board;

                   (ii) reimbursement for reasonable business expenses incurred by DR. FLEMING upon submission of documentation in form reasonably satisfactory to the Company; and

                   (iii) certain other benefits at the discretion of the Board.

               (c) TERMINATION. The Contracted Period will continue until the first to occur of (i) the third anniversary of the date of this Contract, (ii) DR. FLEMING's resignation, death or Disability (as defined below), (iii) a determination by the Board in its good faith judgment that termination of DR. FLEMING's Contract is in the best interests of the Company under circumstances which would not constitute termination for Cause (in which BBT will be entitled to severance pay as described at paragraph 1(d) below and such severance benefits shall be BBT's only remedy with respect to such termination), or (iv) the date on which DR. FLEMING is terminated by the Board for Cause (as defined below). For purposes of this Contract, the term "Cause" means (i) the commission of an act by DR. FLEMING involving fraud, embezzlement or a felony, (ii) the commission of any act by DR. FLEMING constituting financial dishonesty against the Company or any of its affiliates, (iii) the commission by DR. FLEMING of any other criminal act involving moral turpitude which (a) brings the Company or any of its affiliates into public disrepute or disgrace or (b) causes, or in the good faith determination of the Board of Directors of the Company, could cause material harm to the customer relations, operations or business prospects of the Company or any of its affiliates, (iv) the violation by DR. FLEMING of any material provision of this Contract, (v) the commission by DR. FLEMING of any other act which is contrary to the Company's interests for his personal benefit (and the failure to remedy such act within 15 days following notification by the Company to DR. FLEMING of the occurrence of such act), (vi) willful disobedience to the lawful directives of the Company and/or the Board of Directors of the Company, or (vii) failure to adequately perform, in the good faith

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judgment of the Board of Directors, the services, duties and responsibilities assigned to DR. FLEMING by the Company and/or the Board of Directors of the Company, whether or not such failure is intentional. "Disability" shall mean the inability of DR. FLEMING to perform his normal duties and functions under this Contract for a continuous period of at least three months or a recurring illness that is likely to prevent DR. FLEMING from performing his normal duties and functions under this Contract for more than four months during any 12-month period as determined in the good faith opinion by a physician selected by the Board.

               (d) SEVERANCE PAY. In the event that DR. FLEMING's Contract is terminated without Cause pursuant to paragraph 1 (c) (iii) above, the Company will pay to BBT all amounts due to BBT as fees pursuant to paragraph 1 (b), (such salary to be paid in monthly installments through such third anniversary date) provided that DR. FLEMING should at all time honor and comply with the provisions of paragraphs 2,3 and 5 of this Contract.

        2. CONFIDENTIAL INFORMATION. DR. FLEMING acknowledges that the information, observations, data, customer and supplier lists, processes, formulae, product compositions, manufacturing techniques, standards, protocols, drawings, research and related data, specifications, know-how and trade secrets (collectively, "Confidential Information") obtained by him during the course of his performance under this Contract concerning the business or affairs of the Company and its affiliates are the property of the Company and its affiliates. Therefore, DR. FLEMING agrees that he will not disclose to any unauthorized person or entity (other than in the ordinary course of business) or use for his own account or the account of a third party any of such Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters (i) become generally known to and available for use by the public other than as a result of DR. FLEMING's acts or omissions to act or the wrongful acts or omissions to act of another or (ii) such disclosure is required by court order or force of law. DR. FLEMING agrees to deliver to the Company at the termination of his Contract, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) containing any Confidential Information or relating to the business of the Company and its affiliates which he may then possess or have under his control.

        3.     DISCLOSURE AND ASSIGNMENT OF INTELLECTUAL PROPERTY.

        (a) DR. FLEMING agrees that any Intellectual Property (as hereinafter defined) that he, alone or with others, may conceive, develop, make or perfect, in whole or in part, during the term of the Contracted Period and for a period of twelve (12) months after any termination of the Contracted Period, whichever shall occur later, which relate to the Company's business, or that he alone or with others, may conceive, develop, make or perfect, in whole or in part, in the performance of the duties of his Contract by the Company, shall be promptly and fully disclosed in writing by DR. FLEMING to the Company. All of the right, title and interest in and to any Intellectual Property

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shall be and hereby is assigned exclusively to the Company or its nominee regardless of whether or not the conception, development, marketing or perfection of such Intellectual Property involved the use of the Company's time, facilities or materials and regardless of where such Intellectual Property may be conceived, made or perfected, and shall become the sole property of the Company or its nominee. For purposes hereof, the term "Intellectual Property" shall mean inventions, discoveries, ideas, concepts, systems, works, trade secrets, know-how, intellectual property, pharmacological research, pharmacological protocols, pharmacological documentation, products, processes or improvements or modifications of current products, processes or designs, or methods of product development, manufacture, distribution, management or otherwise (whether or not covered by or able to be covered by a patent or copyright) which relate to the business of the Company and/or its affiliates.

        (b) DR. FLEMING agrees to execute and deliver all documents and do all acts which the Company shall deem necessary or desirable to secure to the Company or its nominee the entire right, title and interest in and to applications for any United States and/or Foreign Letters Patent or Certificates of Copyright registration in the name of or for the benefit of the Company or, in the discretion of the Company, in DR. FLEMING's name, which patents and copyrights shall then be assigned by DR. FLEMING to the Company. Any document described above which is prepared and filed pursuant to this paragraph, shall be so prepared and filed at the Company's expense. DR. FLEMING and the Company agree that wherever and whenever possible, any such document shall be in the name of and executed by the Company, but if it is necessary for such document to be in the name of and executed by DR. FLEMING and DR. FLEMING is unwilling or unable to execute such document, DR. FLEMING hereby irrevocably appoints the President of the Company, or his successor, as his attorney-in-fact, with authority to execute for him and on his behalf, any and all assignments, patent or copyright applications, or other instruments an documents pursuant to this paragraph 3(b).

        (c) Company shall have no obligation to use, attempt to protect by application for Letters Patent or Certificates of Copyright Registration or promote any of said Intellectual Property; provided, however, that the Company, in its sole discretion, may reward DR. FLEMING for any especially meritorious contributions in any manner it deems appropriate or may provide DR. FLEMING with full or partial releases as to any subject matter contributed by DR. FLEMING in which the Company is not interested.

        (d) DR. FLEMING agrees that the covenants made in this paragraph 3 shall be construed as an agreement independent of any other provision of this Contract, and shall survive the termination of this Contract. Moreover, the existence of any claim or cause of action of DR. FLEMING against the Company, or an affiliate of the Company, whether or not predicated upon the terms of this Contract, shall not constitute a defense to the enforcement of this covenant.

        4. OTHER BUSINESSES. During the Contracted Period, DR. FLEMING agrees that he will inform the Board in writing of the identities and

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specific business of any and all other companies with which BBT has an existing relationship , and will not, except with the prior written consent of the Board, become engaged in, render services for, or permit his name to be used in connection with, any additional business other than the business of the Company and its affiliates and those previously disclosed to the Board.

        5. RESTRICTIONS ON RIGHT TO COMPETE. DR. FLEMING agrees that during the term of the Contracted Period (as defined in paragraph 1(c)) and until the first anniversary of the termination of the contracted period, he will not, except with the prior written consent of the Board, directly or indirectly, either for himself or for any other person, partnership, corporation, joint venture, business trust, cooperative, limited partnership or other entity, participate in any enterprise involving the same or similar business or research and development in which the Company is engaged at any time during DR. FLEMING's Contract or upon termination. For purposes of this Contract, the term "participate" includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, creditor, owner (other than by ownership of less than one percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) or otherwise. The geographical area covered by this covenant is worldwide. DR. FLEMING agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

        6. NOTICES. Any notice provided for in this Contract must be in writing and will be deemed to have been given (i) when personally delivered,
(ii) one business day after being sent by Federal Express or other similar overnight delivery service or (iii) seven business days after being mailed by first class mail, to the recipient at the address below indicated:

               To the Company:

               CORGENIX MEDICAL CORPORATION
               12061 Tejon Street
               Westminster, CO 80234
               Attention:  President

               To BOND BIO-TECH, LTD:

               BOND BIO-TECH, LTD.
               8 Little Whyte
               Ramsey, Huntingdon, CAMBS PE17 1DS
               United Kingdom

or such other address or to the attention of such person as the recipient party shall have specified by prior written notice to the sending party.

        7. SEVERABILITY. Whenever possible, each provision of this Contract will be interpreted in such manner as to be effective and valid

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under applicable law, but if any provision of this Contract is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Contract will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        8. BLUE LINING. If any court of competent jurisdiction determines that any of the restrictive covenants in this Contract, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, it is the intention and agreement of the parties that such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

        9. Complete Agreement. This Contract embodies the complete agreement and understanding among the parties with respect to the subject matter of this Agreement and supersedes and preempts any prior negotiations, understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        10. COUNTERPARTS. This Contract may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

        11. SUCCESSORS AND ASSIGNS. This Contract is intended to bind and inure to the benefit of and by enforceable by BBT and the Company and their respective successors and assigns, except that DR. FLEMING may not assign any of his rights or obligations under paragraphs 1,2,3,4 and 5.

        12. CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Contract will be governed by the internal law, and not the law of conflicts, of the State of Colorado.

        13. REMEDIES. Each of the parties to this Contract will be entitled to enforce its rights under this Contract specifically, to recover damages by reason of breach of any provision of this Contract and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Contract and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Contract.

        14. AMENDMENTS AND WAIVERS. Any provision of this Contract may be amended or waived only with the prior written consent of the Company, DR. FLEMING and BBT.

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        IN WITNESS WHEREOF, the parties have executed this Contract on the day and year first above written.

                        CORGENIX MEDICAL CORPORATION


                        By:    /S/ DOUGLASS T. SIMPSON
                              ------------------------------
                        Its:       PRESIDENT
                              ------------------------------


                        W. GEORGE FLEMING


                              /S/ W. GEORGE FLEMING
                              ------------------------------



                        BOND BIO-TECH, LTD.


                              /S/ W. GEORGE FLEMING
                              ------------------------------